FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

      FIRST AMENDMENT dated as of April 14, 1998 (the "First Amendment"), to the NOTE PURCHASE AGREEMENT (the "Agreement") dated as of September 19, 1997, among BCAM INTERNATIONAL, INC., a New York corporation (the "Company"), IMPLEO LLC, a Connecticut limited liability company (the "Purchaser"), and WEXFORD MANAGEMENT LLC, as agent for the Purchaser and the holders of Other Notes (the "Agent"). Capitalized terms used herein shall have the respective meanings ascribed thereto in the Agreement unless herein defined or the context shall otherwise require.

                               W I T N E S S E T H

      WHEREAS, the Purchaser and the Company have heretofore entered into that certain Note Purchase Agreement dated as of September 19, 1997 (the "Agreement"). The Company has heretofore issued, and the Purchaser has heretofore purchased, the Company's 10%/13% convertible subordinated promissory notes (the "Notes") in the aggregate principal amount of $5,000,000 pursuant to the Agreement;

      WHEREAS, concurrently with the Agreement, the Company entered into that certain Note Purchase Agreement (the "Other Note Agreement"), on terms substantially identical to the terms contained in the Agreement, providing for the issuance of $1,000,000 principal amount of the Company's 10%/13% convertible subordinated promissory notes (the "Other Notes");

      WHEREAS, the Company has requested the Purchaser to make certain adjustments to the covenants and other terms of the Agreement;

      WHEREAS, the Purchaser and the Company now desire to amend and/or waive certain provisions of the Agreement in the respects, but only in the respects, hereinafter set forth;

      WHEREAS, the Company has agreed to grant to the Agent, for the benefit of the Purchaser and the holders of the Other Notes collateral security for the prompt payment when due and performance by the Company of its obligations under the Notes and the Other Notes;

      WHEREAS, the Purchaser and the holders of the Other Notes desire to appoint Wexford Management LLC as collateral agent for the purpose of administering the collateral security;

      NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this First Amendment set forth in Section 2 hereof, and in consideration of good and valuable consideration the receipt of which is hereby acknowledged, the Purchaser and the Company hereby agree as follows:

1. AMENDMENTS

      1.1 Maturity Date. Section 1.1 of the Agreement shall be and is hereby amended by substituting the words "a final maturity date of September 19, 2002" as such words appear in the second full sentence of said Section 1.1 with the words "a final maturity date of April 16, 1999".

No later than April 30, 1998, the Company shall execute and deliver to the Purchaser one or more new Notes (the "New Notes") in the aggregate principal amount of $5,000,000, in form and substance identical to the Notes issued to the Purchasers pursuant to the Purchase Agreement, but bearing the amended Maturity Date. In exchange for the delivery by the Company of the New Notes, the Purchaser shall deliver to the Company the original Note issued pursuant to the Purchase Agreement.

      1.2 Affirmative Covenants. Section 4.1 of the Agreement shall be and is hereby amended by deleting the existing Section 4.1 and replacing in its entirety as follows):

      "(n) Board of Directors. Concurrently with the effectiveness of this First Amendment, the Company agrees that it will appoint Joseph Jacobs to its board of directors. In addition, so long as the Notes are outstanding, the Purchaser shall have the right to designate a number of directors of the Company equal to at least 25% (and if the number of directors is not divisible by four, rounded up to the next whole number) of the number of such directors. The Company also agrees that it will cause each of Drew Shoe Corporation, an Ohio corporation ("Drew"), and BCAM Technologies, Inc., a Delaware corporation ("BT"), to appoint Kenneth Rubin to their respective boards of directors as the nominee of the Purchaser. In the case that any nominee designated by the Purchaser ceases to serve as a director of the Company, Drew or BT for any reason, the Company agrees that, it will nominate to its board of directors or the board of directors of Drew or BT, as the case may be, one or more replacement nominees designated by the Purchaser and use its best efforts to cause such replacement nominees to be elected."

      1.3 Negative Covenants. Article 4 of the Agreement is hereby amended by adding new Sections 4.2 (k), 4.2(l) and 4.2(m), which shall provide in their entirety as follows:

            "(k) Transactions with Drew. Without the consent of the Purchaser, neither the Company nor any Subsidiary shall transfer any assets to Drew. Without the consent of the Purchaser, neither the Company nor Drew shall create any Subsidiaries of Drew.

            (l) No Lien on Cash. The Company agrees that it will not, nor permit any Subsidiary to, create any Lien on cash of the Company or such Subsidiary.

            (m) BCAM Technologies, Inc. - New York. The Company represents and warrants to the Purchaser that BCAM Technologies, Inc., a New York corporation ("BT-NY"), is inactive. The Company agrees that it will not transfer any assets to, or conduct any business through, BT-NY, and neither the Company nor any Subsidiary will create any Subsidiary of BT-NY. In addition, no later than April 30, 1998, the Company shall merge BT-NY with and into the Company, with the Company being the surviving corporation.."

      1.4 Notices. Section 8.9 of the Agreement shall and is hereby amended by substituting the following address for the Purchaser and its counsel:

                           If to the Purchaser:

                           Impleo LLC
                           c/o Wexford Management LLC
                           411 West Putnam Avenue
                           Greenwich, Connecticut  06830
                           Attention: Joseph Jacobs
                           Tel: (203) 862-7020
                           Fax: (203) 862-7320

                           McDermott, Will & Emery
                           50 Rockefeller Plaza, 11th Fl.
                           New York, New York  10020
                           Attention: Stephen B. Selbst, Esq.
                           Telephone: (212) 547-5400
                           Telecopier: (212) 547-5444

      1.5 Schedule II. Schedule II of the Agreement shall be and is hereby amended in its entirety by substituting Schedule II attached hereto in place of said Schedule II.

      1.6 Schedule VI. Schedule VI of the Agreement shall be and is hereby amended in its entirety by substituting Schedule VI attached hereto in place of said Schedule VI.

2. WAIVERS

      2.1 Events of Default. The Company hereby acknowledges the existence of Events of Default under the Agreement arising as a result of (a) the failure of the Company to make timely deliveries to required by Section 401(a) of the Agreement to the Purchaser by March 31, 1998; (b) the breaches by the Company of the debt service coverage covenant contained in Section 4.1(1) of the Agreement;
(c) the breaches by the Company of the leverage ratio covenant contained in
Section 4.1(m) of the Agreement; (d) the material inaccuracy of the representation made by the Company in Section 6.1(b) of the Agreement; and (e) the material inaccuracy of the representation made by the Company in Section 6.1(f) of the Agreement. The foregoing Events of Default are hereinafter referred to collectively as the "Breaches".

      2.2 Waivers. The Purchaser hereby waives (a) all Events of Default arising under or related to the Breaches through and including the date hereof and (b) compliance by the Company with Sections 4.1(l) and 4.1(m) of the Agreement through and including April 16, 1999.

3. AGREEMENTS

      3.1 Company Undertakings. In consideration of the agreement of the Purchaser to waive the existing Events of Default under the Agreement as set forth in Section 2.2 hereof and to consent to amend the Agreement in the respects set forth in Article 1 hereof, the Company and the Purchaser agree as follows:

            (i) Concurrently herewith, each of the Company, BT and BCA Services, Inc., a New York corporation ("BCA"), shall execute and deliver in favor of the Agent a Security Agreement substantially in the form of Exhibit A attached hereto providing for the grant of a security interest in favor of the Agent with respect to the Collateral described therein;

            (ii) Concurrently herewith, the Company shall execute and deliver in favor of the Agent a Stock Pledge Agreement substantially in the form of Exhibit B attached hereto providing for the pledge of (A) ninety percent (90%) of the issued and outstanding Capital Stock of each of Drew and BT, (B) to one hundred percent (100%) of the issued and outstanding Capital Stock of HumanCad Systems, Inc., an Ontario corporation ("HCS"), and (C) one hundred percent (100%) of the issued and outstanding common stock of BCA.

            (iii) Concurrently herewith, the Company shall deliver to the Purchaser stock certificates evidencing the issuance to the Purchaser of 8.33% of the issued and outstanding shares of common stock of each of Drew and BT;

            (iv) Unless and until the Company shall have transferred to BT all of the Company's right, title and interest in any technology patents, pending patents, trademarks, license agreements, any General Intangibles (as such term is defined in the Security Agreement), and all other assets associated with the intelligent surface technology and micro-valve projects that the Company is engaged in (collectively, the "Intellectual Property"), the Purchaser and the holders of the Other Notes shall be entitled to receive a royalty (the "Noteholder Royalty") in the amount of ten percent (10%) of the gross revenues received by the Company or any Subsidiary from the sale, license royalty, use or any other form of exploitation of the Intellectual Property, payable pro rata in accordance with their holdings of Notes and the Other Notes. The Noteholder Royalty shall be paid to the Agent monthly within fifteen days following the end of each calendar month, and at the time of making each payment, the Company shall deliver a certificate, executed by its Chief Financial Officer as to the sources of and calculation of the amount of the Noteholder Royalty.

      3.2 Cancellation of Warrants. On or prior to April 30, 1998 the Purchaser agrees to cancel and return to the Company 333,333 Warrants to purchase 333,333 Shares of the Company previously issued to the Purchaser pursuant to the Warrant Agreement. Concurrently with the delivery by the Purchaser to the Company of Warrant Certificate W-1 issued pursuant to the Warrant Agreement, the Company shall execute and deliver to the Purchaser one or more Warrant Certificates in the amount of 1,666,667 Warrants.

4. CONDITIONS TO EFFECTIVENESS OF THIS FIRST AMENDMENT

      4.1 Conditions. This First Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

            (a) First Amendment. The Purchaser shall have received executed counterparts of this First Amendment, duly executed by the Purchaser and the Company.

            (b) Opinion of Counsel. The Purchaser shall have received from Ruskin, Moscou, Evans & Faltischek, P.C., counsel to the Company, a favorable opinion dated the date of this First Amendment, which opinion shall be in form and substance satisfactory to the Purchaser.

            (c) Security Agreement. The Agent and each of the Company, BT and BCA shall have executed and delivered the Security Agreement substantially in the form of Exhibit A attached hereto.

            (d) Stock Pledge Agreement. The Company and the Agent shall have executed and delivered the Stock Pledge Agreement substantially in the form of Exhibit B attached hereto.

            (e) Issuance of Shares. The Company shall have delivered to the Purchaser one or more stock certificates evidencing 8.33% of the issued and outstanding common stock of each of Drew and BT.

            (f) Amendment with Regard to Purchase and Sale of Other Notes. Concurrently with the consummation of the transactions contemplated by this First Amendment, the Company shall have entered into an amendment agreement with the holders of the Other Notes on terms satisfactory to the Purchaser.

            (g) Representations and Warranties; No Default. The representations and warranties of the Company contained in this First Amendment, the Security Agreement and the Stock Pledge Agreement (collectively, the "Transaction Documents") or any other agreement or document executed pursuant to the Transaction Documents shall be true in all material respects on and as of the date of this First Amendment; the Company shall have complied with all of its agreements and satisfied all conditions to be complied with or satisfied on or prior to the date of this First Amendment.

            (h) Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in substance and form to the Purchaser, and the Purchaser shall have received (i) copies of all corporate action taken to authorize the Transaction Documents (including, without limitation, a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of the Transaction Documents, certified by the Secretary or an Assistant Secretary of the Company), and (ii) all such counterpart originals or certified or other copies of such other documents as it may reasonably request.

            (i) Charter Documents. The Purchaser shall have received copies of the certificate of incorporation of each of Drew, BT, HCS and BCA, and by-laws of Drew, BT, HCS and BCA, certified in each case as being true and complete as of the date of this First Amendment. No later than April 30, 1998, the Company shall deliver to the Purchaser long-form good standing certificates for Drew, BT, HCS and BCA.

            (j) Payment of Fees. The Purchaser shall have received evidence that the Company has paid (i) the fees and disbursements of McDermott, Will & Emery, counsel to the Purchaser, in connection with the negotiation, preparation, approval, execution and delivery of the Transaction Documents (ii) and any unpaid fees and disbursements owed to Berlack, Israels & Liberman LLP, prior counsel to the Purchaser.

            Upon receipt of all of the foregoing, this First Amendment shall become effective.

5. REPRESENTATIONS AND WARRANTIES

      5.1 Representations, Warranties and Agreements of the Company. To induce the Purchaser to execute and deliver this First Amendment (which representations shall survive the execution and delivery of this First Amendment), the Security Agreement and the Stock Pledge Agreement, the Company represents and warrants to and agrees with the Purchaser:

            (a) Authorization and Validity. The Company has the power and authority and legal right to execute and deliver the Transaction Documents and to perform its obligations hereunder. The execution and delivery by the Company of the Transaction Documents and the performance of its obligations thereunder have been duly authorized by the Company, and each of the Transaction Documents constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

            (b) No Violation. Neither the execution and delivery by the Company of each of the Transaction Documents nor the consummation of the transactions therein contemplated, nor compliance with the provisions hereof will (i) violate the Company's or any Subsidiary's certificate of incorporation or by-laws; (ii) violate any judgment, decree, order, statute, law, regulation or rule of any court or governmental authority to which the Company or any of its Subsidiaries or any of their respective properties may be subject; or (iii) (A) cause the acceleration of the maturity of any Debt or obligation of the Company or any of its Subsidiaries or (B) violate, or be in conflict with, or constitute a default under, or permit the termination of, or result in the creation of, any Lien upon any property of the Company or any of its Subsidiaries under any agreement or instrument to which such Person is a party or by which such Person (or its properties) may be bound. Neither the Company nor any of its Subsidiaries is (1) in violation of any term of its respective certificates of incorporation or by-laws, or (2) in default of or non-compliance with any material instrument, contract or agreement to which it is a party or of any judgment, decree, order, statute, rule or governmental regulation which is applicable to it or its business or properties.

            (c) Subsidiaries. The Subsidiaries and the capitalization thereof are listed on Schedule II hereto.

            (d) No Default. As of the date hereof and after giving effect to this First Amendment, no Default or Event of Default has occurred which is continuing, except to the extent expressly waived hereunder by the Purchaser.

            (e) Representations and Warranties of Agreement. All the representations and warranties contained in the Agreement are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof.

6. AGENCY PROVISIONS

      6.1 Appointment. The Purchaser hereby appoints Wexford Management LLC as its lawful agent and attorney-in-fact, with full power of substitution, for all purposes under this First Amendment and all of the other Transaction Documents. The Purchaser acknowledges and agrees that the Agent will also act as agent for the holders of the Other Notes. This appointment is coupled with an interest, and the Company as well as the Purchaser and the holders of Other Notes (collectively, the "Noteholders") will rely upon the irrevocable nature of such appointment.

      6.2 Acceptance of Appointment. The Agent hereby accepts such appointment, and agrees to exercise the powers granted hereunder and pursuant to the Transaction Documents with the same degree of care it would use if the entire risks and rewards were for its own account.

      6.3 Application of Funds. In the event any monies received from the Company directly or pursuant to any Transaction Document is in an amount insufficient to pay all sums due to the Agent, the Purchaser and the holders of the Other Notes, the Agent shall first apply the sum received to its own out-of-pocket costs reasonably reimbursable under the terms of the Transaction Documents, and shall pay the balance to the Noteholders pro rata in accordance with the amounts then due and owing to each of them.

      6.4 Agent's Liability. The Agent shall not be liable, except for its own gross negligence or willful misconduct, and except with respect to claims based upon such gross negligence or willful misconduct, that are successfully asserted against the Agent, and any Person acting as the successor to the Agent, from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of or in connection with the Agent's good faith acceptance of or performances of its duties and obligations under the Transaction Documents. The Agent shall be under no duty to institute any suit, or to take any remedial procedures or to enter any appearance or in any way defend any suit in which it may be made a defendant hereunder until it shall be indemnified as provided herein. The Agent may act pursuant to the advice of counsel with respect to any matter relating to the Transaction Documents, and shall not be liable for any action taken or omitted in accordance with such advice.

      6.5 Indemnity. The Purchaser agrees to indemnify, save and hold the Agent (and any officer, director, manager, employee or agent thereof) harmless if the Agent shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including reasonable attorneys' fees and expenses), penalties, impositions or fines arising out of or resulting from the performance of its duties hereunder; provided, however, that the Agent shall not be indemnified for any acts of gross negligence or willful misconduct.

      6.6 Resignation of Agent. The Agent (or any successor Agent) may at any time resign as such by delivering to the Company, and the Noteholder at least fifteen (15) days' written notice of such resignation. Within fifteen days after the giving of such notice, the Agent shall affect a transfer of all funds still held in such Agent's possession to any successor Agent jointly designated by the Company and the Noteholders in writing, or in the event no such successor has been designated within such fifteen day period, to any court of competent jurisdiction, whereupon the Agent shall be discharged of and from any and all further obligations arising in connection with the Transaction Documents. The Agent's sole responsibility following the delivery of a notice of resignation and prior to the delivery of the funds still under the Agent's control to a successor Agent or to a court of competent jurisdiction shall be to safeguard such funds until delivery thereof as aforesaid pursuant to a joint written disposition instruction by all the other parties hereto or a final order of a court of competent jurisdiction.

7. MISCELLANEOUS

      7.1 Effect of Amendment. This First Amendment shall be construed in connection with and as part of the Agreement, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Agreement and the Notes are hereby ratified and shall be and remain in full force and effect. From and after the effective date of this First Amendment, references to the Agreement shall mean the Agreement as amended by this First Amendment.

      7.2 Limited Waiver. Upon and by virtue of this First Amendment becoming effective as herein contemplated, the waivers set forth in Section 2.2 hereof shall become effective. The Company understands and agrees that the waivers contained in Section 2.2 pertain only to the Events of Default described in
Section 2.1 and to the extent so described and not to any other Default or Event of Default which may exist under, or any other matters arising in connection with, the Agreement or to any rights which the holders of the Notes have arising by virtue of any such other actions or matters.

      7.3 No Waiver by Purchaser. The Purchaser's failure, at any time or times, to require strict performance by the Company of any provision of the Agreement shall not waive, affect or diminish any right of the Purchaser thereafter to demand strict compliance and performance therewith. Except as specifically provided herein, any suspension or waiver by the Purchaser of any breach of the Agreement shall not suspend, waive or affect any breach or Event of Default under the Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Company contained in the Agreement shall be deemed to have been suspended or waived by the Purchaser, except to the extent set forth in Section 2.2 hereof and unless such suspension or waiver is by an instrument in writing signed by the Purchaser specifying such suspension or waiver.

      7.4 Notices, etc.. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Agreement without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

      7.5 Headings. The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

      7.6 Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      7.7 Severability. If any part of this First Amendment shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining portions.

      7.8 Counterparts. The execution hereof by the parties hereto shall constitute a contract between such parties for the uses and purposes hereinabove set forth, and this First Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, and all of which shall together constitute one agreement.

            IN WITNESS WHEREOF, the parties have executed this First Amendment to Note Purchase Agreement as of the date first written above.

                                               BCAM INTERNATIONAL, INC.

                                               By
                                                  ------------------------------
                                                  Michael Strauss
                                                  President

                                               IMPLEO LLC

                                               By
                                                  ------------------------------
                                                  WEXFORD MANAGEMENT LLC,
                                                  as Agent for Impleo LLC

                                                  By:
                                                      --------------------------
                                                      Joseph Jacobs
                                                      President

                                               WEXFORD MANAGEMENT LLC,
                                               As Agent

                                               By
                                                  ------------------------------
                                                  Joseph Jacobs
                                                  Title:

                                   SCHEDULE II

                                  SUBSIDIARIES

                          Jurisdiction of                       Company's
        Name               Organization    Form Of Entity   Percentage Ownership
        ----               ------------    --------------   --------------------

Drew Shoe Corporation          Ohio         corporation            90%*

BCAM Technologies, Inc.      Delaware       corporation            90%*

HumanCAD Systems, Inc.        Canada        corporation            100%

BCAM Technologies, Inc.      New York       corporation       100% - Inactive

BCA Services, Inc.           New York       corporation       100% of Common
                                                                 0% of the
                                                              Preferred Stock

----------

*     After giving effect to the stock issued to the Noteholders

                                   SCHEDULE VI

                              INTELLECTUAL PROPERTY

                                                                          IMPLEO
                                                                  EXECUTION COPY

                            BCAM INTERNATIONAL, INC.

                      ------------------------------------

                                 FIRST AMENDMENT

                           Dated as of April 14, 1998

                                       to

                             Note Purchase Agreement

                         Dated as of September 19, 1997

                      ------------------------------------